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                                                                   Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Experts" and "Summary Financial and Operating Data" in the Registration Statement
(Form S-4, No. 333-77037) and related prospectus of Fremont General
Corporation for the registration of $425 million of senior notes and to the incorporation by reference therein of our report dated March 22, 1999, with respect to the consolidated financial statements and schedules of Fremont General Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                             /s/ ERNST & YOUNG LLP


Los Angeles, California
May 10, 1999